SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            SECURITY BANC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            SECURITY BANC CORPORATION
               40 South Limestone Street, Springfield, Ohio 45502
                    Notice of Annual Meeting of Shareholders

TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Security Banc Corporation will be held at Casey's 2205 Park Road, Springfield, Ohio, 45504 on Tuesday, April 20, 1999 at 1:00 p.m. for the purpose of considering and voting upon the following matters.

         1. To elect four directors of Class II to serve until the Annual Meeting of Shareholders in 2002 or in the case of each director until his successor is duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on February 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. However, if you do not expect to attend the meeting in person, please fill in, date, sign, and return the enclosed Proxy Card.



By Order of the Board of Directors

/s/J. William Stapleton
-----------------------
J. William Stapleton
Executive Vice President/Secretary

Springfield, Ohio
March 19, 1999

                            SECURITY BANC CORPORATION
                                 PROXY STATEMENT
               40 South Limestone Street, Springfield, Ohio 45502
                                 March 19, 1999
                                 (Mailing Date)




SOLICITATION AND REVOCABILITY OF PROXIES

      The enclosed form of proxy is being solicited on behalf of the Board of Directors of Security Banc Corporation for use at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held on Tuesday, April 20, 1999, at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon. Any proxy may be revoked at any time before it is exercised by receipt of later proxy, by receipt by the secretary of a revocation or by ballot at the meeting.
      The persons named as proxies were selected by the Board of Directors of the Corporation. The cost of the solicitation of proxies will be borne by the Corporation. In addition to using the mail, proxies may be solicited by personal interview, telephone and wire. Officers and regular employees of the Corporation and its subsidiaries will not receive any compensation for the solicitation of proxies.

VOTING SECURITIES

      The Board of Directors has fixed the close of business on Friday, February 26, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, the outstanding capital stock of the Corporation consisted of 12,172,436 shares, par value $1.5625 per share, each of which is entitled to one (1) vote at the meeting. Each such share is entitled to one (1) vote on all matters properly coming before the Annual Meeting.

      Abstentions and broker non votes are counted as shares present at the meeting for purposes of determining the presence of a quorum and, except in the election of directors, have the effect of a vote against each matter considered by the shareholders.

PRINCIPAL SHAREHOLDERS

      Set forth below is certain information about the only shareholders known by the Corporation to be a beneficial owner of more than 5% of the outstanding Common Shares of the Corporation as of December 31, 1998.

            Name and Address                           Number of Shares Beneficially Owned               % of Common Shares
            ----------------                           -----------------------------------               ------------------
           Fleet National Bank                                      681,168                                      5.6%
           159 E. Main Street
           Rochester, New York  14604

           Martin Brown Hull & Harper
           c/o Robert E. Harley
           1 South Limestone Street
           Springfield, OH 45502
           As Co Trustees
           On Behalf of Jane P. B. Hollenbeck Trust

           Mr. Richard L. and Mrs. Barbara Kuss                     536,372                                      4.4%
           1130 Vester Avenue
           Suite A
           Springfield, OH  45503

           Security National Bank Trust Department                1,501,056                                     12.4%
           40 South Limestone Street
           Springfield, OH  45502


      PROPOSAL I:  ELECTION OF DIRECTORS

      The Board of Directors of the Corporation is divided into three (3) classes, with the terms of office of each class ending in successive years. The terms of Directors of Class II expire with this Annual Meeting. The directors of Class I and Class III will continue in office. The Shareholders are being asked to vote on the re-election of the four (4) Directors in Class II. Nominees are to be elected to serve until the 2002 Annual Meeting of Shareholders and until their respective successors are fully elected and have qualified. It is intended that shares represented by the proxies will, unless contrary instructions are given, be voted for the four (4) nominees as listed below. Although Management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

      The Board of Directors of the Corporation has, by resolution of the Board, fixed and determined the number of Directors at eleven (11) persons in accordance with Article III, Section I of the Code of Regulations of the Corporation. All nominees are presently Directors of the Corporation.

      Listed are the names of four (4) nominees for election to the Board of Directors along with present Directors of Class I and Class III, their principal occupations and other directorships, their age, the year in which each first became a Director, the number of shares of the Corporation's Common Stock beneficially owned by each, directly or indirectly as of the close of business December 31, 1998, and percent of class.

                                            NOMINEES  FOR  DIRECTORS OF CLASS II
                                       For Three Year Term Expiring Annual Meeting 2002


                                                                                                 Shares of
               Name                                                                            Common Stock
           Position with                                                                       Beneficially        Percent
            Corporation                                                      Director              Owned              of
           Or Occupation                                      Age              Since            at 12-31-98          Class
           -------------                                      ---              -----            -----------          -----
           Vincent J. Demana                                  58               1998                33,604               *
              Chairman and CEO, Benjamin Steel Co., Inc.
              President, All State Steel Co., Inc.

           Larry D. Ewald                                     60               1987                42,936(1)            *
              President, Process Equipment Co.

           Richard E. Kramer                                  64               1988                29,744(2)            *
              Retired, President Fulmer Supermarkets, Inc.

           James R. Wilson                                    59               1996                41,908(3)            *
              Director, President, and CEO
              Citizens National Bank
              Director, Security Banc Corporation



*Less than one percent (1%).

                                                  MEMBERS OF BOARD OF DIRECTORS
                                                      CONTINUING IN OFFICE
                                                             CLASS I
                                                Term Expiring Annual Meeting 2001

                                                                                                 Shares of
               Name                                                                            Common Stock
           Position with                                                                       Beneficially         Percent
            Corporation                                                      Director              Owned               of
           Or Occupation                                      Age              Since            at 12-31-98          Class
           -------------                                      ---              -----            -----------          -----
           Harry O. Egger                                     59               1977               132,603(4)          1.1%
              Chairman of the Board, President and CEO
              Security Banc Corporation
              Chairman of the Board and CEO
              Security National Bank and Trust Co.

           Scott A. Gabriel                                   40               1997                10,142(5)            *
              Director, President and CEO
              Third Savings & Loan Company
              Director, Security Banc Corporation

           Dr. Karen E. Nagle                                 50               1998                   640               *
              President and CEO
              Clark State Community College

           Thomas J. Veskauf                                  67               1986                 6,070(6)            *
              Partner: Gorman, Veskauf, Henson & Wineberg
              Attorneys at Law

                                                  MEMBERS OF BOARD OF DIRECTORS
                                                      CONTINUING IN OFFICE
                                                            CLASS III
                                                Term Expiring Annual Meeting 2000

                                                                                                Shares of
               Name                                                                            Common Stock
           Position with                                                                       Beneficially         Percent
            Corporation                                                      Director              Owned               of
           Or Occupation                                      Age              Since            at 12-31-98          Class
           -------------                                      ---              -----            -----------          -----
           Larry E. Kaffenbarger
              President, Kaffenbarger Truck Equipment Co.     57               1995                 3,480               *

           Chester L. Walthall                                57               1994                 4,072(7)            *
              President, Heat-Treating, Inc.

           Robert A. Warren                                   55               1996                 3,490               *
              President, Hauck Bros., Inc.

*Less than one percent (1%).

      The following statement pertains to the Nominees and Directors:

      When appropriate, each nominee includes in his or her beneficial holdings of the Corporation's stock, shares held by or in trust for the respective nominee's spouse, minor children and/or relatives having the same home as the nominee, shares held by such nominee as fiduciary where the nominee has the right to vote or dispose of such shares.


      (1) Includes 15,252 shares owned by the wife of Larry D. Ewald and includes 8,000 shares held in a trust as to which Larry D. Ewald, as co-trustee, shared investment and voting power.

      (2) Includes 2,310 shares owned by the wife of Richard E. Kramer and includes 22,516 shares held in trust as to which Richard E. Kramer has shared investment and voting power.

      (3) Includes 522 shares held by the wife of James R. Wilson, includes 14,300 shares held jointly by wife and children and includes 4,948 shares held in trust by wife.

      (4) Includes 58,604 shares owned by the wife of Harry O. Egger and options for 5,600 shares which are exercisable within 60 days of December 31, 1998.

      (5)  Includes 125 shares owned by wife of Scott  A. Gabriel.

      (6)  Includes 1,790 shares owned by the wife of  Thomas J. Veskauf.

      (7)  Includes 3,032 shares held by the wife of Chester L. Walthall.

BENEFICIAL OWNERSHIP OF MANAGEMENT
                                                                Shares of
                                                               Common Stock
                                                               Beneficially                       Percent
                                                                   Owned                            of
                  Name                                          at 12-31-98                        Class
                  ----                                          -----------                        -----
                  Harry O. Egger                                  132,603(1)                        1.1%
                  James R. Wilson                                  41,908(2)                          *
                  Scott A. Gabriel                                 10,142(3)                          *
                  William C. Fralick                               27,153(4)                          *
                  J. William Stapleton                             37,003(5)                          *


(1)  See footnote number (4) under Board of Directors.
(2)  See footnote number (3) under Board of Directors.
(3)  See footnote number (5) under Board of Directors.
(4) Includes 8,000 shares owned by the wife of William C. Fralick and options for 5,600 shares which are exercisable within 60 days of December 31, 1998.
     (5) Includes 12,624 shares owned by the wife of J. William Stapleton and options for 2,800 shares which are exercisable within 60 days of December 31, 1998.

      As of December 31, 1998, the Directors and Executive Officers of the Corporation, as a group, beneficially owned an aggregate of 479,419 shares of the Corporation's Common Stock which constitutes approximately three point nine percent (3.9%) of the shares outstanding.

*Less than one percent (1%).



      MEETINGS OF THE CORPORATION BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      During 1998, the Corporation's Board of Directors held five (5) scheduled meetings. All of the directors attended at least seventy-five percent (75%) of the scheduled meetings of the Board of Directors and each committee of the Board.

      The Executive Committee rotates on a regularly scheduled basis. Those members of the Committee at December 31, 1998 were Directors Egger, Ewald, Veskauf, and Walthall. The Executive Committee is empowered to exercise powers and perform all duties of the Board of Directors when the Board is not in session. The Executive Committee met three (3) times in 1998.

      The Executive Compensation Committee of the Corporation is composed of Directors Ewald, Kaffenbarger, Kramer, and Walthall. The Executive Compensation Committee met three (3) times in 1998. The purpose of the Executive Compensation Committee is to establish and execute compensation policy and programs for executives of the organization.

      The Audit Committee of the Corporation is composed of members of the Board of Directors rotating on a regularly scheduled basis among the Directors, who are not employed by the Corporation or its subsidiaries. Directors Demana, Kramer, and Warren were members of the Committee as of December 31, 1998. The Audit Committee met four (4) times in 1998. The function of the Audit Committee consists of reviewing, with the Company's internal auditor and the independent auditors, the scope and results of procedures for auditing and the adequacy of the system of internal controls.

      The Corporation has no standing Nomination Committee. Nominations for election to the Board of Directors will receive full consideration by the Executive Committee. Shareholders desiring to make valid nominations for election to the Board of Directors need to comply with the statements in the section entitled "Shareholder Proposals".

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      This Committee deals with compensation issues as they pertain to executive officers.

      When the compensation and benefit package for the Chief Executive Officer is on the meeting agenda, the Committee sets aside time to discuss these matters without Mr. Egger and other officers of the Corporation being present. During these sessions, the members of the Committee debate the merits of the matters under consideration and, as part of these discussions, generally consider the Corporation's financial performance, Common Stock price performance, and Midwest Peer Group specific comparative compensation data. In the past, the CEO compensation has been below the comparative compensation of the Midwest Peer Group, whereas, the financial performance of the Corporation and common stock price performance has been well above the norm as it relates to the Peer Group. The Committee also considers factors such as Mr. Egger's leadership, experience, knowledge, board communications, Corporation's community involvement and strategic recommendations, as well as the Corporation's positioning for future performance. Although the Committee does not place any particular relative weight on any one of the foregoing factors, the Corporation's financial performance as it relates to increasing shareholder value is generally a key factor. All of these decisions regarding the components of Mr. Egger's compensation and the rationale are reported to the Board without Mr. Egger and other officers present.

      Based on the performance of the Corporation and its increased value for the shareholder, the Committee believes Mr. Egger's compensation is a fair reflection of the services he performs for the Corporation.

      In addition, the Committee approved compensation recommendations for all other named executive officers of the Corporation. Executive Officer salary and bonus are based on performance, and appraisals, along with favorable corporate financial performance as it relates to shareholder value.

                  The Executive Compensation Committee Members
                       Larry D. Ewald, (Committee Chairperson)
                       Larry E. Kaffenbarger
                       Richard E. Kramer
                       Chester L. Walthall

      PERFORMANCE GRAPH

      The graph summarizes cumulative return (assuming reinvestment of dividends on a quarterly basis) experienced by the Corporation's shareholders over the years 1994 through 1998, compared to the S&P 500 Stock Index, and the NASDAQ Bank Index.




[GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                      NASDAQ       S & P 500     SBC
                   Bank Stocks
----------------------------------------------------
12/31/1993             100           100         100
12/31/1994             101            98         112
12/31/1995             146           132         137
12/31/1996             185           159         187
12/31/1997             302           208         273
12/31/1998             267           264         468










      Assumes $100 invested on 12-31-93 in Security Banc Corporation Common Stock, NASDAQ Bank Index, and S&P 500.

      The financial information upon which the S&P 500 and NASDAQ Bank Index, has been compiled from information issued by the companies themselves or other secondary sources.

      EXECUTIVE COMPENSATION

      The following table is a summary of certain information concerning the compensation paid to, or earned by, the Corporation/Bank's chief executive officer and each of the Corporation/Bank's most highly compensated executive officers (the "named executives") during each of the last three (3) years.

                                                  SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Long
                                                                                                            Term
                                                                     ANNUAL COMPENSATION                   Compen-
                                                                                                            sation
                                                       ------------------------------------------------   ---------
                                                                                               Other        Award
                                                                                              Annual         Stock       All Other
   Name and Principal                                            Salary         Bonus      Compensation     Options  Compensation(1)
       Position                                        Year         $             $              $             #             $
       --------                                        ----       ------       -------     ------------     ------        -------
    Harry O. Egger
      Director, Chairman of the Board,
      President and CEO                                1998      400,000       125,200             0         5,800         7,910
      Security Banc Corporation;                       1997      385,000       100,000             0             0         7,619
      Director, Chairman of the Board and CEO          1996      350,000        75,000             0        14,000         8,278
      Security National Bank

   James R. Wilson                                     1998      175,000        10,000             0         4,000        17,549
      Director - Security Banc Corporation;            1997      165,500        10,500             0             0        25,589
      Director, President, and CEO                     1996      130,192        37,735        10,382             0        25,952
      Citizens National Bank

   Scott A. Gabriel
      Director - Security Banc Corporation;            1998      132,000        13,000             0         4,000         4,968
      Director, President and CEO                      1997      122,364        10,000             0             0         5,191
      Third Savings & Loan Company                     1996       99,400        17,000             0             0             0

   William C. Fralick
      Vice President - Security Banc Corporation;      1998      150,000        20,200             0         4,000         5,900
      Director and President                           1997      138,320        16,200             0             0         5,562
      Security National Bank                           1996      115,000        15,000             0        14,000         3,974

   J. William Stapleton
      Executive Vice President and CFO                 1998      150,000        20,200             0         4,000         5,900
      Security Banc Corporation;                       1997      138,320        16,200             0             0         5,095
      Director, Executive Vice President and CFO       1996      115,000        15,000             0        14,000         3,902
      Security National Bank



(1) All amounts shown represent funds contributed or allocated pursuant to the 401 (K) Profit Sharing Savings Plan and Fringe Benefit Plans by the Corporation.

      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Board of Directors of the Corporation are not paid a fee for serving on the Corporate Board. However, Corporation Directors serving on an Affiliate Bank Board are receiving a single annual retainer of $1,200 and a fee of $800 per meeting attended ($200 for Committee Meeting). Corporation Directors and Executive Officers, who are also employees of any of the affiliates of the Corporation, receive no Board fees.

      Pursuant to a Deferred Compensation Plan, corporate directors may annually defer any amount of their compensation as directors of an affiliate until age seventy (70) or until they cease to serve on the Board, whichever occurs last.

EMPLOYMENT AGREEMENTS

Harry O. Egger:

      The employment agreement with Harry O. Egger will automatically be extended on January 1, of each year so that it provides for a continuing five
(5) year employment contract. In the event the Corporation ceases to exist as a corporate entity, Harry O. Egger shall be paid in cash, as a lump sum, equal to two-point-nine (2.9) times his annual base compensation determined by averaging the same over the five (5) years immediately prior to the occurrence.

Other Agreements:

      James R. Wilson and Citizens National Bank entered into an agreement which by the terms will require the Bank to make payments upon his retirement or disability. Terms of the agreement require that, upon his normal retirement, he will receive $50,000 annually for a period of 10 years. In the event of death prior to retirement, his wife will receive $75,000 annually for a period of 10 years.

PROFIT SHARING PLAN

      All employees of the Corporation and its affiliates become eligible participants in the Corporation's Profit Sharing Plan when they have completed one (1) year of eligibility service; have worked at least five hundred (500) hours and are at least age twenty-one (21). Eligible participants may make contributions to the plan by deferring up to fifteen percent (15%) of their annual earnings.

      The Board of Directors of the Corporation annually determine the matching contribution to the plan. For the plan year ended December 31, 1998 and December 31, 1997, the matching contribution was fifty percent (50%) of the employee's contribution up to the first six percent (6%) of annual earnings contributed by the participant.

      Employee contributions are one hundred percent (100%) vested immediately. The matching contributions are vested at twenty percent (20%) for each year of eligibility service, based on five (5) year vesting schedule.

      RETIREMENT PLANS

      The following table shows estimated annual benefits payable for life to participants upon retirement at age sixty-five (65) in 1998 under the Security Banc Corporation Pension Plan based upon combinations of compensation levels and years of service.

                                                     PENSION PLAN TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                 Approximate Annual Retirement Benefit Upon Retirement at Age 65
                                                                   Before Adjustments (1) (2) (3)
---------------------------------------------------------------------------------------------------------------------------
                Average Annual
                  Salary (3)               10                15               20                25            30 or more
---------------------------------------------------------------------------------------------------------------------------
                   150,000               32,182            48,273           64,365             80,456           96,547
                   200,000               38,311            60,077           81,844            103,610          125,376
                   300,000               40,493            64,441           88,389            112,337          130,000(4)
                   400,000               40,493            64,441           88,389            112,337          130,000(4)
                   500,000               40,493            64,441           88,389            112,337          130,000(4)
                   600,000               40,493            64,441           88,389            112,337          130,000(4)



(1) For the purpose of computing a benefit under the Plan on December 31, 1998, Harry O. Egger, William C. Fralick, J. William Stapleton, James R. Wilson, and Scott A. Gabriel have twenty-three (23), twenty-three (23), twenty-one
     (21), two (2) and four (4) years of credit service respectively.

(2) The Bank maintains a Retirement Plan that provides for the payment of a monthly retirement benefit commencing, in most cases, at the normal retirement age of sixty-five (65). The benefits are purchased from contributions made by the employer from year to year. The amount of the benefit is determined pursuant to a formula contained in the Retirement Plan which, among other things, takes into account the employee's average earnings in the highest sixty (60) consecutive calendar months. Accrued benefits are fully vested after five (5) years of vesting service.

(3) ERISA 1998 maximum annual compensation limit of $160,000 used to determine these benefits.

(4) Maximum IRC Section 415 annual pension payable in 1998 assuming a minimum of ten (10) years participation.

      STOCK OPTION PLANS

      The Corporation's Stock Option Plans are administered by the Board of Directors of the Corporation. Under the terms of the Plans, the Corporation may grant stock options to Officers and Employees. The options, which must be granted at fair market value, expire ten (10) years from the date of grant.

      All outstanding incentive stock options entitle the holder to purchase shares at prices equal to the fair market value of the shares on the dates the options were granted. The fair market value of a share of the Corporation's Common Stock was $46.00 as of December 31, 1998.

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             and Fiscal Year End Option Values
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Number of
                                                                                  Securities               Value of
                                                                                  Underlying              Unexercised
                                                                                  Unexercised            In-the-Money
                                                                                  Options at              Options at
                                                Shares                             12/31/98                12/31/98
                                Option        Acquired on        Value           Exercisable/            Exercisable/
          Name                   Plan          Exercise      Realized (1)        Unexercisable         Unexercisable (2)
                                  (#)             (#)             ($)                 (#)                     ($)
---------------------------------------------------------------------------------------------------------------------------
   Harry O. Egger                 87                0                  0          2,240 / 3,360         $66,080 / $ 99,120
                                  95                0                  0          3,360 / 5,040         $99,120 /$148,680
                                  98                0                  0              0 / 5,800              $0 / $ 55,100

   James R. Wilson                98                0                  0              0 / 4,000              $0 / $ 38,000

   Scott A. Gabriel               98                0                  0              0 / 4,000              $0 / $ 38,000

   William C. Fralick             87            8,000           $254,000          2,240 / 3,360         $66,080 / $ 99,120
                                  95                0                  0          3,360 / 5,040         $99,120 /$148,680
                                  98                0                  0              0 / 4,000              $0 / $ 38,000

   J. William Stapleton           87            1,120           $ 14,000          1,120 / 3,360         $33,040 / $ 99,120
                                  95            1,680           $ 21,000          1,680 / 5,040         $49,560 /$148,680
                                  98                0                  0              0 / 4,000              $0 / $ 38,000



(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of Security Banc Corporation stock on the date of exercise.

(2) The "Value of Unexercised In-The-Money Options at 12-31-98" is equal to the difference between the option exercise price and Security Banc Corporation stock's closing price on December 31, 1998 of $46.00.

      OPTION GRANTS IN 1998
                                                     Individual Grants
---------------------------------------------------------------------------------------------------------------------------
                                                    % of Total
                                   Number             Options
                                     of             Granted to           Grant                               Grant Date
                                   Options           Employees         Price Per        Expiration             Present
   Name                            Granted            in 1998            Share             Date                 Value
                                     (#)                (#)               ($)                                  ($)(1)
---------------------------------------------------------------------------------------------------------------------------
   Harry O. Egger                   5,800              4.9%             $36.50           8-18-2008           $42,804.00

   James R. Wilson                  4,000              3.4%             $36.50           8-18-2008           $29,520.00

   Scott A. Gabriel                 4,000              3.4%             $36.50           8-18-2008           $29,520.00

   William C. Fralick               4,000              3.4%             $36.50           8-18-2008           $29,520.00

   J. William Stapleton             4,000              3.4%             $36.50           8-18-2008           $29,520.00



(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions: (i) an expected volatility of .092, (ii) an expected dividend yield of 1.50%, (iii) the risk-free interest rate of 4.90% at the date of grant based upon a term equal to the expected life of the option, (iv) an expected option life of seven years equal to the anticipated period of time from date of grant to exercise, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of Security Banc Corporation stock through the date of exercise. Such an increase would benefit all stockholders.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Corporation's banking subsidiary has, and expects in the future to have, transactions with corporations in which Directors and Officers of the Company are active as Directors, Officers, or substantial Shareholders. These transactions are undertaken in the ordinary course of business and on substantially the same terms and conditions as comparable transactions with other corporations. The Bank has made, and expects in the future to make, loans to such Directors, Officers and their associates. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present any other unfavorable terms.

      The firm of Gorman, Veskauf, Henson & Wineberg, Attorneys-at-Law of which Thomas J. Veskauf is a partner was paid fees for various legal services performed for the Corporation during the year ended December 31, 1998.

RELATIONSHIP WITH CERTIFIED PUBLIC ACCOUNTANT

      The Security Banc Corporation Board of Directors has retained the professional services of Ernst & Young LLP, Certified Public Accountants for 1999. The Corporation's financial statements for the previous fiscal year were examined by Ernst & Young.

SHAREHOLDER PROPOSALS

      Shareholders of the Corporation who wish to make a proposal to be included in the Proxy Statement for the Corporation's 2000 Annual Meeting of Shareholders which, unless changed, will be held on April 18, 2000, must cause such proposal to be received by the Corporation at its principal office no later than November 19, 1999. Each proposal submitted should be accompanied by the name and address of the Shareholder submitting the proposal and number of shares owned. The proxy rules, as implemented by the Securities Exchange Act of 1934, govern the content and form of Shareholder proposals. All proposals must be a proper subject for action at the 2000 Annual Meeting. If any shareholder who intends to propose any other matter to be acted upon at the 2000 Annual Meeting of Shareholders does not inform the Corporation of such matter by February 2, 2000, the persons named as proxies for the 2000 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

OTHER BUSINESS

      The Board of Directors does not know of any other matters to be presented at the Annual Meeting, and no shareholder has informed the Corporation of any intention to propose any other matter to be acted upon at the meeting. However, if any other matters do come before such meeting or an adjournment thereof, it is intended that the holders of the proxies will vote in accordance with the recommendation of Management.

/s/Harry O. Egger
-----------------
Harry O. Egger

Chairman of the Board and Chief Executive Officer

March 19, 1999




FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE AFTER MARCH 31, 1999. TO OBTAIN A COPY, CALL (937) 324-6874 OR WRITE TO SHAREHOLDER RELATIONS, SECURITY BANC CORPORATION, 40 SOUTH LIMESTONE STREET, SPRINGFIELD, OHIO 45502.

                                 REVOCABLE PROXY
                            SECURITY BANC CORPORATION

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                            PROXY FOR ANNUAL MEETING
                                 APRIL 20, 1999


KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Security Banc Corporation, Springfield, Ohio do hereby nominate and constitute and appoint John Detrick and Julie B. McGregor or any one of them with full power to act alone my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation, standing in my name on its books on February 26, 1999, at the Annual Meeting of its Shareholders to be held at Casey's, 2205 Park Road, Springfield, Ohio, on April 20, 1999, at 1:00 p.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present as follows:


1. To elect four directors of Class II:
   Vincent J. Demana
   Larry D. Ewald
   Richard E. Kramer
   James R. Wilson

                                                        For All
               [   ] For      [   ] Withhold      [   ] Except


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

  This proxy confers discretionary authority to vote "for" the proposition listed above unless otherwise indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

  The Board of Directors recommends a vote "for" the proposition listed above. This proxy is solicited on behalf of the Corporation's Board of Directors and may be revoked prior to its exercise. Please sign and date this proxy and return it in the enclosed envelope.

                         Please be sure to sign and date
                          this Proxy in the box below.


                  _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                            SECURITY BANC CORPORATION

  Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY